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                                                                      EXHIBIT 11

                       KAUFMAN AND BROAD HOME CORPORATION
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
               (In Thousands Except Per Share Amounts - Unaudited)

                                                                               Three Months Ended
                                                                 -----------------------------------------------

                                                                    February 28,               February 29,
                                                                        1997                       1996
                                                                 -------------------        --------------------
     PRIMARY:
     Net income                                                  $            4,444         $             4,086
                                                                 ===================        ====================
     Weighted average common shares outstanding                              38,829                      32,350
     Weighted average Series B convertible preferred shares(1)                                            6,500
     Common share equivalents:
         Stock options                                                          863                         971
                                                                 -------------------        --------------------
                                                                             39,692                      39,821
                                                                 ===================        ====================
     PRIMARY EARNINGS PER SHARE(2)                               $              .11         $               .10
                                                                 ===================        ====================
     FULLY DILUTED:
     Net income                                                  $            4,444         $             4,086
                                                                 ===================        ====================
     Weighted average common shares outstanding                              38,829                      32,350
     Weighted average Series B convertible preferred shares(1)                                            6,500
     Common share equivalents:
         Stock options                                                          912                       1,019
                                                                 -------------------        --------------------
                                                                             39,741                      39,869
                                                                 ===================        ====================
     FULLY DILUTED EARNINGS PER SHARE(2,3)                       $              .11         $               .10
                                                                 ===================        ====================



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(1) Each of the 1,300 Series B convertible preferred shares was convertible into five shares of common stock. On the mandatory conversion date of April 1, 1996, each of the Company's 6,500 depositary shares, each representing 1/5 of a Series B convertible preferred share was converted into one share of the Company's common stock.

(2) If, for purposes of calculating primary and fully diluted earnings per share, the Series B convertible preferred shares were excluded from the weighted average shares outstanding and the related dividends deducted from net income, the computations would have resulted in both primary and fully diluted earnings per share of $.05 for the three months ended February 29, 1996. This computation is not applicable for the three months ended February 28, 1997 due to the conversion of the Series B convertible preferred shares into common stock in April 1996.

(3) Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.